UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 4, 2005
XO COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Sunset Hills Road, Reston, Virginia	20190

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-547-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 4, 2005, XO Communications, Inc. (“XO” or the “Company”) and XO Holdings, Inc. (“Seller”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) that provides for the sale (the “Equity Sale”) of XO’s national wireline telecommunications business through the sale of all of the outstanding LLC interests in XO Communications, LLC, a newly formed, wholly-owned subsidiary of Seller (“XO LLC”), for an aggregate purchase price of $700 million in cash. Following the sale, the Seller will retain the Company’s fixed broadband wireless spectrum assets.
     The proceeds from the sale of the wireless business will be used to repay XO’s outstanding long-term debt, to offer to redeem, at the closing of the sale, XO’s outstanding preferred stock and to fund growth and development of the wireless business. Once the sale is completed, the wireless business will be debt-free and is currently expected to have in excess of $300 million in cash to fund its operations and for other corporate purposes. The Company’s wireless services have already been made available to businesses and wireless service providers in select markets and, using it cash position and new strong balance sheet, the Company plans to launch its services on a wider basis in the near future. The transaction is anticipated to close in late 2005 or early 2006.
      The Equity Purchase Agreement is the culmination of an extensive process established by the Company over a period of several months during which multiple bids for the wireline business of the Company were evaluated by a Special Committee of the Company’s Board of Directors. The winning bidder was Elk Associates LLC (“Buyer”), an entity owned by XO’s controlling stockholder, Carl Icahn, which has executed the Equity Purchase Agreement to purchase the wireline business. However, as provided in the Equity Purchase Agreement, the Company and the Special Committee remain open to consideration of superior proposals from third parties in certain events, subject to paying Buyer a break-up fee of 1% of the consideration payable in the transaction in the event that the Company receives and determines to accept a superior proposal.
      The Special Committee overseeing this process consists solely of non-management directors who are not affiliated with Mr. Icahn. The Special Committee led the negotiation of the terms of the Equity Purchase Agreement with Buyer on behalf of the Company and, after receiving the opinion of the Company’s financial advisor, Jefferies & Co., Inc., to the effect that the consideration to be received by the Company in the transaction is fair to the Company from a financial point of view, approved the Equity Purchase Agreement and recommended its approval by the Board of Directors of the Company. Completion of the transaction will be subject to a number of conditions, including shareholder approval.
     The “XO Communications” brand name will be transferred to the private company and thereby will remain with the national wireline telecommunications business. XO anticipates operating its fixed wireless business under a new name.

     Pursuant to the Equity Purchase Agreement, the Company will effect a restructuring merger whereby the Company will merge with and into XO LLC with XO LLC being the surviving entity (the “Restructuring Merger”). Upon consummation of the Restructuring Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) outstanding immediately prior to the consummation of the Restructuring Merger will be exchanged for a share of common stock, par value $0.01 per share, of Seller (“Holdings Common Stock”). Additionally, each share of preferred stock, par value $0.01 per share, warrant and stock option of the Company outstanding immediately prior to the Restructuring Merger will be convertible at the option of the holder into shares of Holdings Common Stock. Immediately after the consummation of the Restructuring Merger, XO LLC will distribute 100% of the outstanding shares of common stock of LMDS Holdings, Inc. (“LMDS Co.”) to Seller, at which time LMDS Co. will become a wholly owned subsidiary of Seller (the “LMDS Transfer”). Upon consummation of the Restructuring Merger and the LMDS Transfer, the Buyer and Seller will complete the Equity Sale.
     The Equity Purchase Agreement contains certain termination rights for both Buyer and Seller, including a provision that would allow the Board, upon the recommendation of the Special Committee, to terminate the Equity Purchase Agreement and enter into a definitive agreement with respect to a superior proposal after negotiation with the party making the superior proposal and Buyer to get the highest bid. If the Board, upon the recommendation of the Special Committee, exercises its right to terminate the Equity Purchase Agreement in connection with a superior proposal, the Company would be required to pay the Buyer a break-up fee of 1% or $7 million.
     The foregoing description is qualified by reference in its entirety to the Equity Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated in this Item 1.01 by reference. The Equity Purchase Agreement has been included for informational purposes only. It is not intended to provide any factual information about the Company. The representations and warranties contained in the Equity Purchase Agreement were made solely for the benefit of the parties thereto and only as of the date of the Equity Purchase Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances as such information concerning the subject matter of the representations and warranties may change after the date of the Equity Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
     In connection with the execution of the Equity Purchase Agreement and in order to induce the Company to enter into the Equity Purchase Agreement, Cardiff Holding LLC (“Cardiff”), who beneficially owns approximately 61% of the Company Common Stock, entered into a Stockholder Voting Agreement, dated as of November 4, 2005 (the “Stockholder Agreement”), pursuant to which Cardiff has agreed, among other things, to vote its shares in certain events in accordance with the recommendation of the Special Committee. The Buyer’s obligations of payment and performance pursuant to the Equity Purchase Agreement are guaranteed pursuant to a Guaranty, dated as of November 4, 2005 (the “Guaranty”) with Thornwood

Associates Limited Partnership, an affiliate of Mr. Icahn. The foregoing descriptions are qualified by reference in their entirety to the Stockholder Agreement and the Guaranty, copies of each of which are filed herewith as Exhibits 10.1 and 10.2, respectively and incorporated in this Item 1.01 by reference.
Filed herewith as Exhibit 99.1 and incorporated by reference in this Item 1.01 is a copy of the press release issued by the Company on November 4, 2005.
Item 7.01. Regulation FD Disclosure
     Focus on Fixed Wireless Communications Business
     Following the Equity Sale, Seller will focus its business on the delivery of broadband, fixed wireless communications services via its exclusively-licensed Local Multipoint Distribution Service (“LMDS”) wireless spectrum. Through its wholly-owned subsidiary, LMDS Co., the Company currently offers wireless T-1s, wireless dedicated internet access and wireless Ethernet services utilizing broadband radio signals transmitted between points of presence located within a line-of-sight over distances of less than five miles. LMDS Co. currently operates in Los Angeles, San Diego and Miami, is deploying networks in ten additional cities and anticipates expanding its market presence to more than 50 major U.S. cities. It has commenced implementation of its fixed wireless services under an agreement with a major mobile wireless telecommunications carrier.
     The Company’s primary customers for fixed wireless communications products are mobile wireless and wireline telecommunications carriers and large commercial enterprises that require network access, optimization, and redundancy. The Company believes that its products are attractive to telecommunications carriers because they provide critical telecommunications links within their networks without requiring them to construct their own facilities or purchase capacity from the regional incumbent local exchange carrier, or ILEC. The products also provide carriers as well as end-user customers network diversity and redundancy to permit them to deploy telecommunications services that are generally less vulnerable to natural disasters, terrorism, or other disruptions to the traditional, terrestrial telecommunications network.
     Among other factors, the demand for LMDS Co.’s fixed wireless communications services has increased due to:
•	projected increases in bandwidth needs of mobile wireless carriers, precipitated by customer adoption of higher bandwidth cellular services such as third generation (3G) and Evolution Data Only (EV-DO) entertainment and media services delivered to mobile wireless devices;

•	the decline in the costs of purchasing and deploying wireless communications equipment;

•	a greater recognition of the need for redundancy in the technologies included in communications networks; and

•	the increased costs of fiber and copper network facilities due to FCC rulemaking permitting the ILECs to increase prices for such facilities.
     The Company’s strategy for developing its fixed wireless communications business includes:
     •     Key Focus on Telecommunications Carriers. The Company’s products are targeted to mobile wireless and wireline telecommunications carriers. Such carriers have ongoing network expenses that can be directly decreased by deployment of products over measurable periods, permitting it to demonstrate a clearly-defined value proposition to such prospective customers.
     •     Demand-Driven Network Expansion. The Company’s strategy is to deploy equipment to enable product delivery only upon completion of successful pre-marketing and sales efforts. The Company’s initial deployments since 2003 have been driven by completed customer sales, and recent deployments in Florida were driven by an executed contract with a national wireless carrier. As additional sales in an existing market are made, the Company anticipates leveraging operating cash flow to leverage buildout in that market, as well as supplement capital expenditures required to offer services in new markets.
     •     Competitive Pricing. Capital costs to provide fixed wireless services have decreased substantially since 2003. Seller plans to take advantage of these favorable economics to provide wireless services that in many cases will be priced competitively with services offered through traditional, wireline facilities.
     •     Synthesize New Technologies into Comprehensive Solutions. Seller anticipates that it will synthesize developing wireless communications technologies to remain at the forefront of fixed wireless communications solutions. Management believes that the IT and telecom industries, and the wireless industry in particular, are moving toward a pure Internet Protocol, or IP, environment, and these services will be among the most demanded by high-bandwidth telecommunications retail and enterprise customers. Combining Ethernet and IP-based solutions will allow Seller to serve carriers who are in turn seeking to meet the customer demand for Voice over Internet Protocol (VoIP) service and Ethernet services.
     LMDS Spectrum Licenses — The Company holds 91 licenses to the LMDS wireless spectrum (27.5 to 31.3 GHz) and ten 39 GHz licenses. These holdings cover 95% of the population in the thirty largest markets in the U.S.
     Deployment of Other Wireless Technologies
     While the Company’s business is focused on the delivery of network solutions to telecommunications carriers, it also plans to explore other Line of Sight and Non-Line of Sight (NLOS) licensed and non-licensed spectrum opportunities. Recent technology innovations are providing significant opportunities for wireless last mile solutions. These technologies leverage the advantages of IP centric communications and should be highly complementary to new services such as Voice over Internet Protocol (VoIP). The Company views the potential use of these technologies as synergistic to its deployment of services using its LMDS assets. Combining a lower speed last mile solution with the high-capacity aggregation capabilities of LMDS has the potential to offer new and existing telecommunications carriers a robust market entry/network augmentation opportunity.
     Risks of the Company’s Emerging Fixed Wireless Business
     The Company’s fixed wireless business provides services in an emerging market and is subject to the inherent risks of early stage enterprises. The Company anticipates making significant capital expenditures to purchase equipment, acquire service and hub locations, further develop its information technology systems, and otherwise continue the growth and development of its fixed wireless business. Because the fixed wireless business is in the early stages of development, it has not historically contributed to the Company’s revenues, expenses or cash flows.
THE STATEMENTS CONTAINED IN THIS FORM 8-K THAT ARE NOT HISTORICAL FACTS ARE “FORWARD-LOOKING STATEMENTS” (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS INCLUDE THOSE DESCRIBING XO’S EXPECTED FUTURE BUSINESS AND NETWORK OPERATIONS AND RESULTS OF OPERATIONS, XO’S ABILITY TO SERVICE THE GROWING DEMAND FOR HIGH-BANDWIDTH BROADBAND WIRELESS SERVICES, XO’S ABILITY TO INCREASE SALES ONCE IT BEGINS OPERATING UNDER A NEW NAME, AND XO’S ABILITY TO CONTINUE TO IMPLEMENT EFFECTIVE COST CONTAINMENT MEASURES. MANAGEMENT CAUTIONS THE READER THAT THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE RISKS AND UNCERTAINTIES DESCRIBED FROM TIME TO TIME IN THE REPORTS FILED BY XO COMMUNICATIONS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10–K FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS QUARTERLY REPORTS ON FORM 10–Q.
     Limitation on Incorporation by Reference
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Item 7.01 of this Current Report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.
Item 9.01. Financial Statements and Exhibits
          (a) Financial Statements of Businesses Acquired.
               Not applicable.
          (b) Pro Forma Financial Information.
               Not applicable.
          (c) Exhibits:

Exhibit
Number	Description

2.1	Equity Purchase Agreement, dated as of November 4, 2005, by and among the Company, Seller and Buyer.

10.1	Stockholder Agreement, dated as of November 4, 2005, by and between Seller and Cardiff.

10.2	Guaranty, dated as of November 4, 2005, by and between Thornwood Associates Limited Partnership and Seller.

99.1	Press Release issued by the Company on November 4, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005	XO COMMUNICATIONS, INC.
	By:	/s/ William Garrahan
Name: William Garrahan
Title: Senior Vice President and
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated as of November 4, 2005, by and among the Company, Seller and Buyer.

10.1	Stockholder Agreement, dated as of November 4, 2005, by and between Seller and Cardiff.

10.2	Guaranty, dated as of November 4, 2005, by and between Thornwood Associates Limited Partnership and Seller.

99.1	Press Release issued by the Company on November 4, 2005.